UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2005

SOLEXA, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBITS
EXHIBIT 10.66
EXHIBIT 10.67

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2005, Solexa, Inc., or Solexa, entered into an executive employment agreement, or the Employment Agreement, with John S. West, Solexa’s Chief Executive Officer. Under the terms of the Employment Agreement, Mr. West will receive (i) an annualized base salary of $350,000 per year, (ii) an annual bonus with a target of up to 40% of the base salary subject to the achievement of milestones, and (iii) a stock option grant to purchase 600,000 shares of Solexa common stock which vests and becomes exercisable in 48 equal installments over 4 years beginning August 9, 2004, which stock option was granted on May 9, 2005 with an exercise price of $6.39 per share. Furthermore, if Solexa enters into a collaboration or other strategic alliance or partnership, on or before August 9, 2006, which provides for at least $4 million of committed cash investment in or payment to Solexa other than for goods or services, Mr. West shall be entitled to an aggregate lump sum bonus equal to the greater of (i) 1% of the aggregate committed amount to be paid in such transaction or (ii) $100,000.

Under the terms of the Employment Agreement, in the event of a Change of Control (as defined in the Employment Agreement), Mr. West will be entitled to receive (a) two years acceleration of the vesting and exercisability of any outstanding stock options granted to him and (b) an aggregate lump sum bonus equal to the greater of (i) 2% of the amount by which the value received by Solexa stockholders in connection with the Change of Control exceeds the sum of $50 million plus the aggregate gross proceeds received by Solexa through sales of equity securities after the Closing (as defined in the Employment Agreement) or (ii) $100,000. In addition, if (i) Mr. West’s employment is terminated without Cause (as defined in the Employment Agreement) by Solexa or (ii) Mr. West resigns with Good Reason (as defined in the Employment Agreement), he will be entitled to receive a lump sum severance payment equal to 12 months of his final base salary, reimbursement of the cost of continued health insurance coverage for himself and his eligible dependents for 12 months, and one year acceleration of the vesting and exercisability of any outstanding stock options granted to him (except to the extent such options are accelerated in connection with a Change of Control). If Mr. West’s employment is terminated without Cause or he resigns for Good Reason within 6 months prior to or 12 months following a Change of Control, he will be entitled to receive a lump sum severance payment equal to 12 months of his final base salary and reimbursement of the cost of continued health insurance coverage for himself and his eligible dependents for 12 months.

A copy of the Employment Agreement is attached hereto as Exhibit 10.66 and is incorporated herein by reference.

On June 23, 2005, Solexa also entered into an indemnity agreement with Mr. West, or the Indemnity Agreement, which provides, among other things, that Solexa will indemnify Mr. West under the circumstances and to the extend provided for therein, for certain expenses he may be required to pay in connection with certain claims which he may be made a party by reason of his position as chief executive officer of Solexa, and otherwise to the fullest extent permitted under Delaware law and Solexa’s Bylaws.

A copy of the Indemnity Agreement is attached hereto as Exhibit 10.67 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit
Number	Description
10.66	Executive Employment Agreement, dated June 23, 2005, by and between John S. West and Solexa, Inc.

10.67	Indemnity Agreement, dated June 23, 2005, by and between John West and Solexa, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLEXA,INC.

Dated: June 28, 2005	By:	/s/ Linda Rubinstein

Name: Linda Rubinstein
Title: Vice President and Chief Financial Officer

EXHIBITS

Exhibit
Number	Description
10.66	Executive Employment Agreement, dated June 23, 2005, by and between John S. West and Solexa, Inc.

10.67	Indemnity Agreement, dated June 23, 2005, by and between John West and Solexa, Inc.